FirstSun Capital Bancorp Announces Commencement of Trading on OTCQX

Denver – August 11, 2022 – FirstSun Capital Bancorp (“FirstSun” or the “Company”) (OTCQX: FSUN) announces that it has joined the OTCQX® Best Market and is now trading under the ticker symbol “FSUN”. Investors can find current financial disclosure and Real-Time Level 2 quotes for the Company at www.otcmarkets.com.

“We are excited to begin trading on the OTCQX Market,” said Neal Arnold, President and Chief Executive Officer of FirstSun.  “This is an important milestone for FirstSun.  We believe that trading on the OTCQX Market will improve visibility of our common stock, provide improved liquidity and enhance stockholder value.”

To qualify for OTCQX, companies must meet high financial standards, follow best practice corporate governance, and demonstrate compliance with applicable securities laws.

About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.1 billion as of June 30, 2022. First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “continue,” “focus on” “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” and “potential” and similar references to future periods. Examples of forward-looking statements include, among others, the statement that trading on the OTCQX Market will improve visibility of our common stock, provide improved liquidity and enhance stockholder value. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities, our ability to execute on our growth strategy and each of the factors and risks under the heading “Risk Factors” in our 2021 Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in subsequent filings we make with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Contacts
Investor Relations:
Kelly C. Rackley
Corporate Secretary & Sr. Paralegal
303.962.0150 | stockholder.relations@sunflowerbank.com
Media Relations:
Jeanne Lipson
Vice President, Marketing
915.881.6785